Exhibit 99.1

***	Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is effective as of June 1, 2008 (“Effective Date”) and is between IMPROVE U.S.A., INC. (“Seller”), with its principal place of business located at 215 Dalton Drive, Suite D, DeSoto, Texas 75115, and MANNATECH, INCORPORATED, (“Buyer”) with its principal place of business located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

RECITALS

Buyer develops and sells proprietary nutritional supplements and topical products through a network marketing system of independent distributors (“Associates”) throughout the United States, Canada, Australia, New Zealand, the United Kingdom, Germany, Denmark, Japan, Taiwan, South Korea, and other countries as Buyer’s business expands internationally;

Seller is a leading seller of high quality aloe vera powders and Seller has combined certain aloe vera powders to formulate a unique aloe vera powder blend (as further described in Exhibit A, the “Product”) for Buyer’s exclusive use in its proprietary supplements and topical products; and

The parties desire to enter into an exclusive agreement for the sale and purchase of the Product under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.	Term. The term of this Agreement shall be for a period of three (3) years beginning on the Effective Date unless further extended or sooner terminated as provided herein (including extensions, the “Term”). The Term will extend automatically for an additional two (2) year period, provided that, at least ninety (90) days prior to the end of the Term, Buyer and Seller mutually agree in writing on the quantity , price, and specifications of Product to be sold by Seller and purchased by Buyer during such additional two-year period(s). At least one hundred and twenty (120) days prior to the end of the Term, Seller and Buyer shall commence good faith negotiations to determine and agree upon such quantity and price for such additional two-year period. If Buyer and Seller are unable to so agree on such quantity and price, this Agreement shall terminate effective at the end of the then-current Term. Nothing contained in this Paragraph 1 shall be deemed to (i) obligate Buyer and Seller to agree upon such quantity and price, (ii) obligate a party to negotiate with the other party regarding such quantity and price if such other party is then in breach of or in default under this Agreement, or (iii) limit the rights of Buyer and Seller under Paragraph 11 hereof.

2.	Sale and Purchase.

Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller the Product at the quantity and price and under the terms specified in Exhibit B to this Agreement.

3.	Forecast; Safety Stock.

3.1.	Each quarter during the Term, Buyer will provide Seller with a one (1) year rolling forecast of purchase requirements to be used for the purpose of providing guidance to Seller for scheduling its production of Product. This forecast is not intended to serve as a purchase commitment and does not obligate Buyer to purchase the quantities of Product indicated in any such forecast. Seller will identify the lead-time to be used for planning purposes by Buyer. All orders for delivery within ninety (90) days will be considered firm. Orders beyond ninety (90) days will not be firm and will be subject to change.

3.2.	Seller shall, as an inventory buffer to account for increased demand, maintain a safety stock level of Product in an amount equal to seventy-five percent (75%) of the minimum monthly requirement set forth in Exhibit B. This inventory buffer must be replenished so that the Product inventory is maintained at this pre-determined safety stock level throughout the Term of this Agreement. Notwithstanding the foregoing, Buyer shall have no liability or other responsibility whatsoever for loss or damage incurred by Seller with respect to inventory maintenance decisions, including but not limited to loss or damage which may result from changes in marketing or sales plans, projections, or the non-binding forecast as described above.

4.	Orders; Deliveries. Buyer will instruct Seller from time to time during the Term, by placing a purchase order with Seller reasonably in advance of the date it desires Product to be delivered hereunder, as to (a) the quantities of Product to be delivered, (b) the specific date of delivery, (c) the specific location of delivery, and (d) the particular carrier or particular type of carrier for such delivery. The quantities of Product ordered pursuant to this Agreement shall be spaced in a reasonable manner. Deliveries of Product shall be made by Seller under normal trade conditions in the usual and customary manner being utilized by Seller at the time and locations of the particular delivery. The Product delivered hereunder shall be packaged in mutually agreed upon packaging. All deliveries of Product hereunder shall be made by Seller F.O.B. at the facilities of Seller or its designee.

5.	Exclusivity.

5.1.	Seller and Buyer agree that Seller may not sell or distribute Product in bulk or wholesale form for sale or otherwise, to anyone whom Buyer has by written notice to Seller identified as (and who is), an Associate or customer of Buyer, or whom Seller knows to be an Associate or customer of Buyer. For purposes of this Agreement, an Associate or customer is an individual or business entity which has been assigned a Buyer account number, is bound by Buyer’s Associate and/or Member Agreement and the terms and conditions related thereto, and which has placed at least one order for Buyer’s products during the prior twelve (12) month period. For purposes of this paragraph 5.1, the words “bulk or wholesale” shall refer only to a sale of one (1) kilogram or more of Product.

5.2.	Seller agrees to discontinue making bulk or wholesale sales or distributions of Product to any Associate or customer of Buyer within thirty (30) days after receipt of written notice from Buyer identifying such Associate or customer.

5.3.

The parties acknowledge and agree that Seller developed Product, an aloe vera powder blend formulation not previously produced or marketed by Seller or any subsidiary or affiliate of Seller, exclusively for Buyer’s use in its proprietary supplements and skin care products and that the Product’s exclusive formulation is proprietary to Buyer. The individual components of this blend may be sold separately to Seller’s other customer’s; however, Seller covenants that it shall not sell Product or divulge its proprietary formulation to any other customer or other third party. Such information is subject to the confidentiality provisions of this Agreement.

5.4.	Seller shall provide to Buyer all required scientific data and efficacy studies necessary to substantiate any and all Product claims as it relates to Product’s proprietary blend formulation.

5.5.	All intellectual property created in the course of Seller’s performance of services under this Agreement which is derived from or is an improvement to Seller’s existing intellectual property or Seller’s manufacturing or design processes will be owned by Seller. Further, for the avoidance of doubt, Seller shall retain all intellectual property rights to all processes, know-how, and other information owned by Seller or developed by Seller.

5.6.	Title to and ownership of the intellectual property rights contained in Buyer’s dietary supplements and/or topical products and/or Buyer’s confidential information remains Buyer’s property.

5.7.	In the event that Seller formulates or otherwise develops other products at Buyer’s direction, the development of which Buyer has contracted for and paid in full, then the intellectual property related to such formulation and/or development, including any improvement to such other product will be the sole property of Buyer. Seller hereby agrees that it will irrevocably transfer and assign to Buyer all right, title, and interest, including without limitation all intellectual property rights pertaining to such other product and further agrees that it will execute any and all ancillary documents at Buyer’s request to document such agreement and/or effectuate such transfer.

5.8.	Without the other party’s prior written consent, neither party shall disclose or make other use of know-how, testing materials, intellectual property, the terms of this contract including prices, specifications for the Product, production schedules, or other performance activities under this Agreement, except in performance of its obligations under this Agreement or as otherwise contemplated under section 21 herein. Such information is subject to the confidentiality provisions of this Agreement.

6.	Representations and Warranties; Quality Control; Non-conforming Goods.

6.1.	Seller warrants and represents to Buyer that it has established procedures for the manufacture and supply of the Product and that all Product sold by Seller pursuant to this Supply Agreement will:

6.1.1.	conform to the Specifications set forth in Exhibit A to this Agreement, and that Product is a food supplement under the FDA’s rules and regulations;

6.1.2.	have been formulated, manufactured, stored, tested, labeled, and shipped in accordance with current good manufacturing practices as promulgated by the FDA and all other applicable laws and regulations; and

6.1.3.	not be (a) adulterated or misbranded by Seller within the meaning of the Food, Drug & Cosmetic Act (“FD&C Act”), (b) an article that may not be introduced into interstate commerce under the FD&C Act, or (c) an article that fails to comply with any or all applicable laws and regulations.

6.2.	Further, Seller warrants and represents that its facilities have been adequately designed, qualified, and maintained and that it has any and all appropriate licenses, permits, and authorizations from all applicable federal, state, and local authorities such that it may carry out its obligations under this Agreement.

6.3.	The parties shall enter into a Quality Assurance Agreement (“QAA”) which will govern the obligations and responsibilities of each party with respect to the quality assurance requirements related to the manufacture, analysis, packing, and supply of the Product by Seller to Buyer. The form of the QAA is attached hereto in Exhibit A and incorporated by reference herein. Any amendments to the QAA must be agreed upon between the parties in writing with the intention of ensuring the quality of the Product in accordance with applicable laws and regulations. Neither party shall unreasonably withhold its consent to an amendment requested by the other party.

6.4.	Any delivery shortage, visible damage or defect in the Product must be reported by Buyer to Seller within thirty (30) days of opening the transport container. All complaints, other than defects which are incapable of being discovered upon opening of the transport container, will be waived unless reported to Seller within such thirty (30) day period.

6.4.1.	In the event that the defect is found to have been caused by Seller breaching its obligations under the QAA, Seller shall replace free of charge such quantity of the Product as is affected by the defect together with reimbursing or crediting Buyer for either (at Seller’s option) the cost of destruction or the return of the affected Product. No Product may be returned to Seller without Seller’s prior written permission.

6.4.2.	If the parties are unable to agree on the allocation of responsibility for a defect in the Product, then the parties shall refer the matter to an independent laboratory acceptable to both parties (the “Laboratory”). The Laboratory will act as an expert and not as an arbitrator and any decision by the Laboratory will (in the absence of objection on the grounds of manifest error within thirty (30) days of the issue of its decision) be conclusive and binding on the parties.

6.4.3.	The fees and expenses of the Laboratory will be borne equally by the parties.

6.4.4.	In the event that the Product needs to be replaced due to a defect, regardless of the allocation of responsibility, Seller shall use commercially reasonably efforts to produce and supply replacement Product for Buyer as quickly as possible.

7.

Insurance. The parties acknowledge and agree that this Agreement does not take effect until the Seller delivers to the Buyer satisfactory and acceptable evidence of insurance coverage as specified below. Such policies must name Buyer and its subsidiaries and their affiliates as additional insureds on a primary basis, and must include a severability of interest provision. The certificate of insurance pertaining to general liability coverage must specifically state that Buyer and its subsidiaries and their affiliates are named as an additional insured on a primary basis and that to the extent permissible by law the insurer has insured Seller for all risks and liabilities assumed by Seller. With respect to all insurance coverage, the Seller shall require its insurance carriers to waive all rights of subrogation against Buyer. Such evidence of insurance shall specify the date when such insurance expires. Seller further agrees that all insurance coverages will not be canceled without giving Buyer thirty (30) days advance written notice. In the event such notice of cancellation is given, within said thirty (30) day period prior to cancellation, new insurance acceptable to Buyer must be obtained and delivered to Buyer or the Seller will have committed a material breach of this Agreement. Any breach or infraction by the Seller of the aforesaid requirements may result in the immediate termination, or at the option of Buyer, suspension of all purchases of Product without penalty or additional expense to Buyer. The Buyer shall provide insurance coverage applicable to its obligations under this Agreement with the following minimum limits for the duration of this Agreement and, except for the Workers’ Compensation coverage, with Buyer and its subsidiaries and their affiliates named as additional insureds on a primary basis. Seller shall obtain and maintain the following coverage:

(i)	worker’s compensation: in an amount equal to the minimum required by the state wherein any services are to be performed;

(ii)	comprehensive general liability: in an amount of not less than Two Million and No/100 Dollars ($2,000,000.00) written on an occurrence basis; and

(iii)	excess (umbrella) liability: in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00) (such coverage to be written on an occurrence basis and to apply on a primary and not on an excess or contributing basis with any policies which may be available to Buyer).

8.	Confidential Information. Buyer and Seller agree that any technical and business information disclosed by either party to the other party in the course of the relationship created by this Agreement will be deemed “Confidential Information.”

8.1.	The amount of Confidential Information disclosed will be solely within the discretion of the disclosing party (“Discloser”). Confidential Information will be subject to the terms of this Agreement if it is either: (i) disclosed in writing and marked “Confidential”; or (ii) if not disclosed in writing, then identified as confidential when first disclosed and summarized in a writing that is marked “Confidential” and delivered to the receiving party (“Recipient”) within thirty (30) days of such first disclosure.

8.2.	Recipient shall, during the term of this Agreement and for three (3) years following termination of this Agreement: (i) hold the Confidential Information received hereunder in confidence using the same care and caution that Recipient affords its own confidential information, but not less than a reasonable standard of care; and (ii) use such Confidential Information only to the extent necessary to discharge Recipient’s duties or obligations under this Agreement; and (iii) restrict disclosure of Confidential Information to only those individuals that need to know the Confidential Information and who have obligations to Recipient of confidentiality, limited use and nondisclosure that cover the Confidential Information and are at least as restrictive as those of this Agreement.

8.3.

The obligations set forth in Paragraph 8.2 above will not apply to any Confidential Information that: (i) is rightfully in the possession of Recipient at the time of disclosure by Discloser; or (ii) is or later becomes publicly known through no wrongful act of Recipient; or (iii) is independently discovered by Recipient; or (iv) is provided to Recipient free of restriction on disclosure by a third party having the right to so provide such Confidential Information; or (v) is required to be disclosed by operation of law, including without limitation as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, provided that any party subject to compelled disclosure of the terms set forth herein will furnish only that portion of the information that is legally required to be disclosed and will exercise reasonable efforts to ensure that confidential treatment is accorded such information. In addition, any combination of features shall not be deemed to be within any of the above exceptions merely because the features are individually within such exception, but only if the combination itself and its principle of operation are within such exception.

8.4.	Recipient shall return to Discloser, upon request, any and all written documents comprising Discloser’s Confidential Information, except that Recipient’s legal counsel may retain one copy of such documents for record keeping purposes only.

8.5.	Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall be construed as granting to either party any rights or license under any Confidential Information.

9.	Disclaimer and Indemnity.

9.1.

Subject to Seller’s representations and warranties regarding conformity of the Product as set forth herein, Buyer shall assume all financial and other obligations for its additional products made with the Product and Seller shall not incur any liability or responsibility to Buyer or to third-parties arising out of or connected in any manner with Buyer’s manufactured products. IN NO EVENT SHALL Seller BE LIABLE FOR LOST PROFITS, SPECIAL DAMAGES, OR CONTINGENT LIABILITIES ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THIS AGREEMENT OR THE PRODUCTS.

9.2.	Without limiting in any manner the provisions of paragraph 10.1, Seller shall defend, indemnify and hold harmless Buyer and its affiliates, and respective officers, directors, employees and agents, from and against all claims, liabilities, actions, demands, damages, expenses and losses (including reasonable attorneys’ fees and expenses) arising out of or connected with (i) any claim that Product supplied by Seller caused injury or damage to a person or property and/or (ii) any breach by Seller of any of its obligations under this Agreement based upon or arising out of Seller’s negligent acts, omissions, willful misconduct or misrepresentations in connection with and under this Agreement and any obligations provided hereunder.

10.	Force Majeure. Neither party will be liable hereunder if it is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightening, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof (“Force Majeure Event “).

10.1.

Seller’s obligations, so far as may be necessary, shall be suspended during the period of such Force Majeure Event and shall be cancelled in respect of such quantities of Product as would have been sold hereunder but for such suspension. Seller shall give Buyer prompt notice of any such Force Majeure Event, the date of commencement thereof, and its probable duration, and shall give a further notice in like manner upon termination thereof. Each party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall use commercially reasonable efforts to overcome or mitigate the effects of any such Force Majeure Event upon its obligations under this Agreement.

10.2.	No obligation to make payments, including Buyer’s obligations to make payments owed pursuant to a valid, outstanding purchase order during any Force Majeure Event, is excused as a result of the Force Majeure Event. No liability of either party for an event that arose before the occurrence of the Force Majeure Event is excused as a result of the occurrence. To the extent and for as long as Seller is unable to deliver to the delivery point the quantity of Product ordered, Buyer may purchase replacement supplies from third party providers.

11.	Rights Upon Default; Termination

11.1.	Seller’s Rights Upon Default.

11.1.1.	Termination With Cure Period. Upon the occurrence of any of the events specified below, Buyer will be in default of this Agreement and Seller will have the right to terminate this Agreement upon either thirty (30) days prior written notice for a non-monetary default or in the case of a monetary default, ten (10) days prior written notice (each a “Cure Period”) to Buyer, specifying the default which shall constitute good cause for termination and providing Buyer with the applicable Cure Period to remedy the default giving rise to the good cause for termination. The termination will be effective upon the expiration of the applicable Cure Period if buyer fails to cure the default. It will be a breach of this Agreement and constitute good cause for termination if Buyer:

(i)	fails to purchase the quantities of Product specified in this Agreement;

(ii)	refuse or otherwise fails to promptly pay when due any monetary obligation to Seller under this Agreement; or

(iii)	fails to comply with any other provision of this supply Agreement.

Notwithstanding anything contained herein to the contrary, Seller does not have the right to terminate this Supply Agreement if the corrective action necessary to cure such breach cannot be completed within the Cure Period; provided, however, that Buyer (i) has, within the Cure Period, initiated the necessary action required to cure such breach; and (ii) shall thereafter earnestly and continuously proceed to complete the corrective action necessary to cure the breach.

11.1.2.	Immediate Termination. Seller may immediately terminate this Agreement effective upon receipt of written notice to Buyer upon the occurrence of any one or more of the following events:

(i)	Buyer violates a provision, term, or condition of this Agreement three (3) or more times during a consecutive twelve (12) month period, regardless of the violations were of a similar or different nature or whether the violations were corrected within the prescribed Cure Period after receipt of written notice of the violation;

(ii)	Buyer voluntarily seeks protection under any federal or state bankruptcy or insolvency laws;

(iii)	a petition for bankruptcy or the appointment of a receiver is filed against Buyer and is not dismissed within thirty (30) days thereafter;

(iv)	Buyer makes any assignment for the benefit of creditors; or

(v)	Buyer ceases doing business.

11.2.	Buyer’s Rights Upon Default.

11.2.1.	Termination With Cure Period. Upon the occurrence of any of the events specified below, Seller shall be in default of this Agreement and Buyer shall have the right to terminate this Agreement upon either thirty (30) days prior written notice for a non-monetary default or in the case of a monetary default, ten (10) days prior written notice (each a “Cure Period”) to Seller, specifying the default of this Agreement which shall constitute good cause for termination and providing Seller with the applicable Cure Period to cure the default giving rise to the good cause for termination. The termination shall be effective upon the expiration of the applicable Cure Period if Seller fails to cure the default. It shall be a breach of this Agreement and constitute good cause for termination of the Agreement if Seller:

(i)	fails to meet and adhere to the quality specifications set forth in Exhibit A; provided, however, that Seller may cure such breach by supplying replacement Product or refunding the applicable payment of non-conforming Product as set forth in as set forth in Paragraph 6.3 and its subparagraphs;

(ii)	violates any law, ordinance, rule or regulation of a governmental agency in the connection with the supply of Product to Buyer, and permits the same to go uncorrected after learning thereof;

(iii)	fails to maintain or suffers cancellation of any insurance policy required under this Agreement; or

(iv)	fails to comply with any other provision of this Agreement.

Notwithstanding anything contained herein to the contrary, Buyer shall not have the right to terminate this Agreement if the corrective action necessary to cure such breach cannot be completed within the Cure Period; provided, however, that Seller (i) has, within the Cure Period, initiated the necessary action required to cure such breach; and (ii) shall thereafter earnestly and continuously proceed to complete the corrective action necessary to cure the breach.

11.2.2.	Immediate Termination. Buyer may immediately terminate this Agreement effective upon receipt of written notice to Seller upon the occurrence of any one or more of the following events:

(i)	Seller violates Paragraph 5.2;

(ii)	Seller violates Paragraph 7;

(iii)	there is an immediate threat or danger to public health or safety resulting from Seller’s production and/or supply of Product;

(iv)	Seller violates a provision, term, or condition of this Agreement three (3) or more times during a consecutive twelve (12) month period, regardless of the violations were of a similar or different nature or whether the violations were corrected within the prescribed Cure Period after receipt of written notice of the violation;

(v)	Seller voluntarily seeks protection under any federal or state bankruptcy or insolvency laws;

(vi)	a petition for bankruptcy or the appointment of a receiver is filed against Seller and is not dismissed within thirty (30) days thereafter;

(vii)	Seller makes any assignment for the benefit of its creditors; or

(viii)	Seller ceases doing business.

11.3.	Rights Upon Expiration or Termination.

11.3.1.	Upon expiration or termination of this Agreement for whatever reason, Buyer will be entitled to ownership and control of any and all Product purchased up to the date of termination and shall pay to Seller any outstanding invoices owed up to the point of termination.

11.3.2.	Upon expiration or termination of this Agreement, each Party shall immediately deliver to the other Party any and all Confidential Information related to the subject matter of this Agreement and shall further refrain from using the Confidential Information in its business or otherwise.

11.4.	Continuing Obligation. All obligations of the Parties under this Agreement which are intended to survive the termination or expiration of this Agreement will continue in full force and effect subsequent to and notwithstanding its termination or expiration until they are satisfied in full or their nature expire.

12.	Further Assurances. The Parties shall execute and deliver such additional documents and take such additional actions as any Party may reasonably deem to be necessary or appropriate to more fully consummate the transactions contemplated by and affect the purposes of this Agreement. All such additional documents and actions shall be deemed to have been executed, delivered or taken on the date of this Agreement, except as may otherwise be appropriate.

13.	Authority. The Parties represent that they have full capacity and authority to grant all rights and assume all obligations they have granted and assumed under this Agreement.

14.	Succession. The Parties hereto may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder (including, without limitation, by merger or consolidation) without the prior written consent of the other. In the event of any assignment, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, either party may assign its interest in the Agreement to a parent, subsidiary, or other affiliate without the prior consent of the other party.

15.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.	Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or three (3) days following deposit in the mail, first class mail, postage prepaid, to the address set forth below, or such other address hereafter specified in like manner by one Party to the other:

If to Buyer:	Mannatech, Incorporated
600 S. Royal Lane, #200
Coppell, Texas 75019
Attention: General Counsel

If to Seller:	Improve U.S.A., Inc.
215 Dalton Drive, Suite D
DeSoto, Texas 75115
Attention: Chief Executive Officer

17.	Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Texas, without regard to any conflict-of-law rules that would apply any other law. Venue of any action brought to enforce or interpret this Agreement shall only be in Dallas County, Texas.

18.	Interpretation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

19.	No Inconsistent Actions. Each party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and will promptly do all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

20.	Joint Venture. From time-to-time the Parties may desire to enter into a joint venture to develop and commercialize products utilizing a combination of Buyer’s and Seller’s Confidential Information and intellectual property. In such instances, the terms and conditions of the respective joint venture including but not limited to intellectual property rights shall be governed by a separate written agreement.

21.	Buyer’s Right of First Refusal. If Seller or any of its principals at any time determine to sell all or a controlling interest in Seller’s business, facilities, and/or equipment and other assets (other than in the ordinary course of business) Buyer or its assignee shall have a right of first refusal to purchase such interest in Seller under the terms and conditions set forth in this section 21.

21.1.	Notice of Proposed Sale. Seller shall:

(i)	deliver to Buyer a written notice (the “Notice”) stating:

a.	Seller’s bona fide intention to sell or otherwise transfer such interest;

b.	the name of the proposed purchaser or other transferee (“Proposed Purchaser”);

c.	The bona fide price or other consideration for which the Proposed Purchaser is offering to pay Seller (the “Offer Price”); and

d.	The material terms and conditions of the proposed transaction (the “Offer Terms”); and

(ii)	Offer the interest in Seller at the Offer Price and under the Offer Terms to Buyer or its assignee.

21.2.	Exercise of Right of First Refusal. Buyer shall have the right, exercisable by written notice delivered to Seller or such principal(s) within fourteen (14) business days from the date Seller’s Notice is received by Buyer, to purchase such interest for the Offer Price and on the Offer Terms outlined in the Notice, provided that Buyer’s credit is deemed equal to the credit of Proposed Purchaser. Buyer will have not less than forty-five (45) days from the date of its notice to Seller stating that it is exercising its right of first refusal (unless a longer period is agreed to by the parties) to prepare for closing. If the Offer Terms contemplate payment of any or the entire purchase price by a credit instrument of any type, Buyer will have the option to use the same payment method at its discretion. Regardless of whether contemplated under the Offer Terms, Buyer is entitled to all customary representations and warranties given by the seller of a business, including, without limitation, representations and warranties as to: (i) ownership, condition and title to the ownership interests and/or assets being purchased; (ii) liens and encumbrances relating to such ownership interests and/or assets; and (iii) validity of contracts and liabilities, contingent or otherwise, of any legal entity whose ownership interests are purchased.

If Buyer does not exercise its right of first refusal, Seller or such principal(s) may complete the sale to the Proposed Purchaser pursuant to the Offer Price and Offer terms.

21.3.	Transfer to Family Member. A transfer of the business or an ownership interest in Seller’s business to an immediate family member is not subject to Buyer’s right of first refusal. For purposes of this Paragraph, an immediate family member is limited to a spouse and/or a living child or living children or living grandchildren.

21.4.	Transfer to Affiliate. A transfer of the business or an ownership interest in Seller’s business to a subsidiary, partner, or affiliate is not subject to Buyer’s right of first refusal.

22.	Arbitration.

22.1.

Unless otherwise specified herein, controversies or claims arising out of or relating to this Agreement or the existence, validity, breach or termination thereof, whether during or after its term, will be finally settled by compulsory arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Commercial Arbitration of the American Arbitration Association (“AAA”); provided, however, that in the event of any such controversy or claim, (i) neither party will initiate arbitration within the first sixty (60) days after the aggrieved party first notifies the other party of the controversy or claim and (ii) during such thirty (30) day period, the designated officers of both parties convene at least once in Dallas, Texas, to endeavor in good faith to amicably resolve the controversy or claim.

22.2.	The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or plead to the arbitrators. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at the then-prevailing LIBOR rate. Judgment upon the arbitral award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitral award will be charged against the party that resists its enforcement.

22.3.	In the event any party hereto shall institute an action, including arbitration pursuant to this section 23, to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief granted, to reasonable attorneys’ fees and costs.

23.	Survival. The expiration or termination of the Term shall not impair the rights or obligations of the Parties which have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 6, 8, 10, 12 and 22 hereof, and the rights and obligations of the Parties thereunder, shall survive the expiration or termination of the Term.

24.	Waivers. Any failure by any of the Parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party, but any such waiver will not be deemed a waiver of any other obligations, agreement or conditions contained herein

25.	Entire Agreement. Except as otherwise contemplated hereby, this Agreement, constitutes the entire agreement of the Parties, and supersedes all prior agreements and understandings (oral and written), between or between the Parties with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Mannatech, Incorporated, a Texas corporation

By:	/s/ Terry L. Persinger
Name:	Terry L. Persinger
Title:	President and CEO

Improve, U.S.A., Inc. a Texas corporation

By:	/s/ Jay Spann
Name:	Jay Spann
Title:	CEO

Exhibit “A”

SPECIFICATIONS

QUALITY ASSURANCE AGREEMENT

IMPROVE U.S.A., INC.

“Committed to the development and marketing of quality natural products”

SPECIFICATION SHEET

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215 Dalton Drive Suite D, DeSoto, Texas 75115 Phone: (972) 230-9155 Fax: (972) 230-8824

IMPROVE U.S.A., INC.

“Committed to the development and marketing of quality natural products”

SPECIFICATION SHEET

***

215 Dalton Drive Suite D, DeSoto, Texas 75115 Phone: (972) 230-9155 Fax: (972) 230-8824

Quality Assurance Plan (QAP)

Improve USA Aloe Vera Gel Powder (752)

Description of Product

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Quality Assurance Requirements

An effective Quality Assurance Program (QAP) must be maintained by Improve USA to manage, perform and verify all work affecting quality of the product. This plan describes the minimum quality assurance requirements that the company must implement in the manufacture, packaging and testing of the product. The QAP consist of the quality assurance controls necessary to produce a product that consistently meets the predetermined specifications as described in attachment 1. These specifications must be supported by information as recommended by the Standardized Information for Dietary Ingredients, http://www.crnusa.info/SIDI/documents.html.

The QAP should at a minimum describe the following:

1. Personnel

(a)	Defined roles and responsibilities of personnel involved in production and quality control of the product. The company performs all required functions with adequate number of staff that have the education and qualifications necessary to perform their assigned duties.

(b)	Personnel must maintain “good hygiene practices”. Training in good hygiene practices must be routinely provided and documented. Personnel showing signs of illness must be excluded from work that may impact product quality.

2. Grounds and Facilities

(a)	Grounds and facilities must be kept in a condition that protects against contamination of the product.

(b)	Waste and litter must be adequately managed and disposed so that it does not attract pests, harbor pests or provide pests a place for breeding.

(c)	Effective pest control program must be implemented for grounds and facilities

(d)	Facilities must be of adequate size and be maintained in good repair and in a clean and orderly manner to avoid mix-ups and cross contamination.

(e)	Effective cleaning and sanitizing procedures must be implemented to minimize contamination of products with microorganisms.

(f)	Plumbing must be of adequate size and design and adequately installed and maintained to carry on sanitary operations.

(g)	Adequate hand-washing facilities must be provided and employees properly instructed to wash hands as necessary to minimize employee’s hands and a source of contamination of the product.

3. Equipment and Utensils

(a)	Equipment and utensils must be appropriately designed and constructed to enable them to be suitable for the intended purpose.

(b)	Equipment and utensils must be properly maintained and cleaned and sanitized to avoid contamination with lubricants, metals, other foreign substances and microbiological organisms.

(c)	A calibration program must be in place that ensures that gauges temperature devices, scales and testing equipment are properly functioning.

4. Written Procedures and Records

(a)	Written procedures that describe key system and processes must be established. Lot history records (batch records) must be prepared for each lot of product manufactured. Any changes in the manufacturing and testing of the product that affects product specification will be reported to Mannatech for their approval.

(b)	Only approved raw materials, including processing water, that have met established quality specifications may be used in the manufacture of the product. Specifications for these materials must be pre-established.

(c)	A lot/batch numbering system that allows for traceability of the product in case of recall must be established

(d)	Appropriate testing on the finished material on a lot to lot basis must be performed. Methods must be qualified to ensure accuracy, precision, linearity and ruggedness as appropriate.

(e)	A lot specific certificate of analysis must be provided detailing the individual lot results as listed in the product specification (attached) and must be provided with each shipment.

5. Change Control

(a)	Any changes to the process that may impact the quality of the product must be communicated to Mannatech for review and approval.

(b)	Any changes to the specification (attached) must be approved by Mannatech prior to implementing the change.

6. Reserve samples

(a)	An adequate amount of a representative sample must be maintained for each lot/batch manufactured.

(b)	The reserve samples must be properly identified and maintained under appropriate storage condition for a period of 1 year passed the expiration date of the product.

7. Audits

(a)	Subject to prior arrangement and notice, Mannatech staff or their appointed auditors shall have access to the Contractor’s premises for the purpose carrying out GMP audits.

Attachment 1

Aloe Vera Gel Powder Raw Material – Improve USA 752*

Product Specification

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Exhibit “B”

PRODUCT PRICING & ORDERING

QUANTITY PURCHASED	PRICING/KG
***–*** Kg. per month average	$*** per Kg.
***–*** Kg. per month average	$*** per Kg.
Over *** Kg. per month average	$*** per Kg.

Buyer agrees to purchase a minimum of *** Kg. per month during the term of this Agreement.

The parties agree that pricing will be set every six months and will be based on the average volume per month purchased by Buyer during the previous six month period. As of the Effective Date, the purchase price is $*** per Kg.

The parties agree that pricing may be adjusted during any such six month period to account for Buyer’s increased demand due to new product introductions or other intervening events.

Buyer shall bear all freight, insurance and similar costs, and all sales taxes, with respect to such purchases. The purchase price of Product, together with all related freight, insurance and similar costs, and sales taxes, shall be paid by Buyer to Seller within thirty (30) days after the date of invoice.

B-1

Exhibit “C”

INSURANCE

C-1

LIU Specialty Insurance Agency

8350 N. Central Expressway

Suite 850

Dallas, TX 75206

Tele: (469) 232-5614 Fax: (469) 232-4880

2/28/2008

Nicholas Shoop

London American

8150 N. Central Expressway

Dallas, TX 75206

Re:	Improve USA

We are pleased to offer the following quotation on the above account:

Company:	Liberty Surplus Insurance Corporation (rated AXV by A.M. Best)

Coverage:	ISO COMMERCIAL GENERAL LIABILITY COVERAGE FORM
(CG 00 01 07 98)

Policy Period:	3/10/08-09 (Annual Term)

Limit of Liability:	$2,000,000 General Aggregate
$2,000,000 Products/Completed Operations Aggregate
$1,000,000 Bodily Injury and Property Damage Liability – Each Occurrence
$ 50,000 Damages to Premises Rented to You Limit – Each Occurrence
$1,000,000 Personal and Advertising Injury Limit – Each Occurrence

C-2